Exhibit 10.2

CYTOMX THERAPEUTICS, INC.
2019 EMPLOYMENT INDUCEMENT INCENTIVE PLAN

OPTION AWARD NOTICE

[Name of Optionee]

You have been awarded an option to purchase shares of Common Stock of CytomX Therapeutics, Inc., a Delaware corporation (the “Company”), pursuant to the terms and conditions of the CytomX Therapeutics, Inc. 2019 Employment Inducement Incentive Plan (the “Plan”) and the Stock Option Agreement (together with this Award Notice, the “Agreement”).  Copies of the Plan and the Stock Option Agreement are attached hereto.  Capitalized terms not defined herein shall have the meanings specified in the Plan or the Agreement.

Option:

You have been awarded a Nonqualified Option to purchase from the Company [insert number] shares of its Common Stock, par value $0.00001 per share (the “Common Stock”), subject to adjustment as provided in Section 4.2 of the Agreement.

Option Date:	[ , ]
Exercise Price:	$[ ] per share, subject to adjustment as provided in Section 4.2 of the Agreement.
Vesting Schedule:

Except as otherwise provided in the Plan, the Agreement or any other agreement between the Company or any of its Subsidiaries and Optionee, the Option shall vest [                                         ], if, and only if, Optionee is, and has been, continuously (except for any absence for vacation, leave, etc. in accordance with the Company’s or its Subsidiaries’ policies): (i) employed by the Company or any of its Subsidiaries, (ii) serving as a Non-Employee Director or (iii) providing services to the Company or any of its Subsidiaries as an advisor or consultant, in each case, from the date of this Agreement through and including such date.

Expiration Date:

Except to the extent earlier terminated pursuant to Section 2.2 of the Agreement or earlier exercised pursuant to Section 2.3 of the Agreement, the Option shall terminate at 5:00 p.m., U.S. Pacific time, on [                                        ].

CYTOMX THERAPEUTICS, INC.

By:
Name:
Title:

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Acknowledgment, Acceptance and Agreement:

By signing below and returning this Award Notice to CytomX Therapeutics, Inc. at the address stated herein, I hereby acknowledge receipt of the Agreement and the Plan, accept the Option granted to me and agree to be bound by the terms and conditions of this Award Notice, the Agreement and the Plan.  I further acknowledge that I have not been previously employed in any capacity by the Company or any Subsidiary, or if previously employed, am setting forth my signature below following a bona-fide period of non-employment with the Company and its Subsidiaries, and that the grant of this Option is an inducement material to my agreement to enter into employment with the Company or a Subsidiary.

Optionee

Date

CYTOMX THERAPEUTICS, INC.
ATTENTION: [                                       ]
151 OYSTER POINT BLVD.
SUITE 400
SOUTH SAN FRANCISCO, CA 94080

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CYTOMX THERAPEUTICS, INC.
2019 EMPLOYMENT Inducement INCENTIVE PLAN

Stock Option Agreement

CytomX Therapeutics, Inc., a Delaware corporation (the “Company”), hereby grants to the individual (“Optionee”) named in the award notice attached hereto (the “Award Notice”) as of the date set forth in the Award Notice (the “Option Date”), pursuant to the provisions of the CytomX Therapeutics, Inc. 2019 Employment Inducement Incentive Plan (the “Plan”), an option to purchase from the Company the number of shares of the Company’s Common Stock, par value $0.00001 per share (“Common Stock”), set forth in the Award Notice at the price per share set forth in the Award Notice (the “Exercise Price”) (the “Option”), upon and subject to the terms and conditions set forth below, in the Award Notice and in the Plan.  The Option is intended to constitute an “employment inducement grant” under NASDAQ Listing Rule 5635(c)(4), and consequently is intended to be exempt from the NASDAQ rules regarding shareholder approval of stock option and stock purchase plans. This Agreement and the terms and conditions of the Option shall be interpreted in accordance and consistent with such exemption.  Capitalized terms not defined herein shall have the meanings specified in the Plan.

1.Option Subject to Acceptance of Agreement.  The Option shall be null and void unless Optionee shall accept this Agreement by executing the Award Notice in the space provided therefor and returning an original execution copy of the Award Notice to the Company (or electronically accepting this Agreement within the Optionee’s stock plan account with the Company’s stock plan administrator according to the procedures then in effect).

2.Time and Manner of Exercise of Option.

2.1Maximum Term of Option.  In no event may the Option be exercised, in whole or in part, after the expiration date set forth in the Award Notice (the “Expiration Date”).

2.2Vesting and Exercise of Option.  The Option shall become vested and exercisable in accordance with the vesting schedule set forth in the Award Notice (the “Vesting Schedule”).  The Option shall be vested and exercisable following a termination of Optionee’s service according to the following terms and conditions:

(a)Termination of Service due to Death or Disability.  If Optionee’s service with the Company terminates by reason of Optionee’s death or Disability, the Option, to the extent vested on the effective date of such termination, may thereafter be exercised by Optionee or Optionee’s executor, administrator, legal representative, guardian or similar person until and including the earlier to occur of (i) the date which is one year after the date of termination and (ii) the Expiration Date.  Except to the extent the Option is vested and exercisable as of the date of Optionee’s death or termination due to Disability, the Option shall terminate as of the date of Optionee’s termination of service.

(b)Termination by the Company Other than for Cause, Death or Disability or by Optionee.  If Optionee’s service with the Company is terminated (i) by the Company for any reason other than for Cause, death or Disability or (ii) by the Optionee by reason of the Optionee’s resignation for any reason, the Option, to the extent vested on the effective date of such termination, may thereafter be exercised by Optionee until and including the earlier to occur of (i) the date which is ninety (90) days after the date of such termination and (ii) the Expiration Date.

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(c)Termination by Company for Cause.  If Optionee’s service with the Company terminates by reason of the Company’s termination of Optionee’s service for Cause, then the Option, whether or not vested, shall terminate immediately upon such termination.

(d)Definitions.

(i)Cause.  For purposes of this Option, “Cause” shall have the meaning set forth in the employment agreement, if any, between the Optionee and the Company or any of its Subsidiaries, provided that if Optionee is not a party to an employment agreement that contains such definition, then “Cause” shall mean a termination of employment or service based upon a finding by the Company or any of its Subsidiaries, acting in good faith and based on its reasonable belief at the time, that the Optionee: (1) has been negligent in the discharge of his or her duties to the Company or any Subsidiary, has refused to perform stated or assigned duties or is incompetent in or (other than by reason of a Disability or analogous condition) incapable of performing those duties; (2) has been dishonest or committed or engaged in an act of theft, embezzlement or fraud, a breach of confidentiality, an unauthorized disclosure or use of inside information, customer lists, trade secrets or other confidential information; (3) has breached a fiduciary duty, or willfully and materially violated any other duty, law, rule, regulation or policy of the Company or any of its Subsidiaries; or has been convicted of, or pled guilty or nolo contendere to, a felony or misdemeanor (other than minor traffic violations or similar offenses); (4) has materially breached any of the provisions of any agreement with the Company or any of its Subsidiaries; (5) has engaged in unfair competition with, or otherwise acted intentionally in a manner injurious to the reputation, business or assets of, the Company or any of its Subsidiaries; or (6) has improperly induced a vendor or customer to break or terminate any contract with the Company or any of its Subsidiaries or induced a principal for whom the Company or any Subsidiary acts as agent to terminate such agency relationship.  A termination for Cause shall be deemed to occur (subject to reinstatement upon a contrary final determination by the Committee) on the date on which the Company or any Subsidiary first delivers written notice to the Optionee of a finding of termination for Cause.

(ii)Disability.  For purpose of this Option, “Disability” shall have the meaning set forth in the employment agreement, if any, between the Optionee and the Company or any of its Subsidiaries, provided that if Optionee is not a party to an employment agreement that contains such definition, then “Disability” shall mean Optionee’s inability, due to illness, accident, injury, physical or mental incapacity or other disability, to carry out effectively Optionee’s duties and obligations to the Company or any of its Subsidiaries or, if applicable based on Optionee’s position, to participate effectively and actively in the management of the Company or any of its Subsidiaries for a period of at least 90 consecutive days or for shorter periods aggregating at least 120 days (whether or not consecutive) during any twelve month period, as determined in the reasonable judgment of the Board.  A Disability shall be deemed to have occurred on the date that either Optionee or Optionee’s personal representative or legal guardian, on the one hand, or the Company, on the other hand, provides notice to the other party of the satisfaction of each of the requirements to constitute a Disability set forth above or on such other date as the parties shall mutually agree.

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2.3Method of Exercise.  Subject to the limitations set forth in this Agreement, the Option, to the extent vested, may be exercised by Optionee (a) by delivering to the Company an exercise notice in the form prescribed by the Company specifying the number of whole shares of Common Stock to be purchased and by accompanying such notice with payment therefor in full (or by arranging for such payment to the Company’s satisfaction) either (i) in cash, (ii) by delivery to the Company (either actual delivery or by attestation procedures established by the Company) of shares of Common Stock having an aggregate Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable pursuant to the Option by reason of such exercise, (iii) by authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the date of exercise, equal to the amount necessary to satisfy such obligation, (iv) except as may be prohibited by applicable law, in cash by a broker-dealer acceptable to the Company to whom Optionee has submitted an irrevocable notice of exercise or (v) by a combination of (i), (ii) and (iii), and (b) by executing such documents as the Company may reasonably request.  Any fraction of a share of Common Stock which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by Optionee.  No certificate representing a share of Common Stock shall be issued or delivered until the full purchase price therefor and any withholding taxes thereon, as described in Section 4.1, have been paid.

2.4Termination of Option.  In no event may the Option be exercised after it terminates as set forth in this Section 2.4.  The Option shall terminate, to the extent not earlier terminated pursuant to Section 2.2 or exercised pursuant to Section 2.3, on the Expiration Date.  Upon the termination of the Option, the Option and all rights hereunder shall immediately become null and void.

3.Transfer Restrictions and Investment Representations.

3.1Nontransferability of Option.  The Option may not be transferred by Optionee other than by will or the laws of descent and distribution or pursuant to the designation of one or more beneficiaries on the form prescribed by the Company.  Except to the extent permitted by the foregoing sentence, (i) during Optionee’s lifetime the Option is exercisable only by Optionee or Optionee’s legal representative, guardian or similar person and (ii) the Option may not be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process.  Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of the Option, the Option and all rights hereunder shall immediately become null and void.

3.2Investment Representation.  Optionee hereby represents and covenants that (a) any shares of Common Stock purchased upon exercise of the Option will be purchased for investment and not with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), unless such purchase has been registered under the Securities Act and any applicable state securities laws; (b) any subsequent sale of any such shares s hall be made either pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or pursuant to an exemption from registration under the Securities Act and such state securities laws; and (c) if requested by the Company, Optionee shall submit a written statement, in a form satisfactory to the Company, to the effect that such representation (x) is true and correct as of the date of any purchase of any shares hereunder or (y)

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is true and correct as of the date of any sale of any such shares, as applicable.  As a further condition precedent to any exercise of the Option, Optionee shall comply with all regulations and requirements of any regulatory authority having control of or supervision over the issuance or delivery of the shares and, in connection therewith, shall execute any documents which the Board or the Committee shall in its sole discretion deem necessary or advisable.

4.Additional Terms and Conditions.

4.1Withholding Taxes.

(a)As a condition precedent to the issuance of Common Stock following the exercise of the Option, Optionee shall, upon request by the Company, pay to the Company in addition to the purchase price of the shares, such amount as the Company may be required, under all applicable federal, state, local or other laws or regulations, to withhold and pay over as income or other withholding taxes (the “Required Tax Payments”) with respect to such exercise of the Option.  If Optionee shall fail to advance the Required Tax Payments after request by the Company, the Company may, in its discretion, deduct any Required Tax Payments from any amount then or thereafter payable by the Company to Optionee.

(b)Optionee may elect to satisfy his or her obligation to advance the Required Tax Payments by any of the following means: (i) a cash payment to the Company; (ii) delivery to the Company (either actual delivery or by attestation procedures established by the Company) of previously owned whole shares of Common Stock having an aggregate Fair Market Value, determined as of the date on which such withholding obligation arises (the “Tax Date”), equal to the Required Tax Payments; (iii) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered to Optionee upon exercise of the Option having an aggregate Fair Market Value, determined as of the Tax Date, equal to the Required Tax Payments; (iv) except as may be prohibited by applicable law, a cash payment by a broker-dealer acceptable to the Company to whom Optionee has submitted an irrevocable notice of exercise or (v) any combination of (i), (ii) and (iii).  Shares of Common Stock to be delivered or withheld may not have a Fair Market Value in excess of the minimum amount of the Required Tax Payments.  Any fraction of a share of Common Stock which would be required to satisfy any such obligation shall be disregarded and the remaining amount due shall be paid in cash by Optionee.  No share of Common Stock or certificate representing a share of Common Stock shall be issued or delivered until the Required Tax Payments have been satisfied in full.

4.2Adjustment.  In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation) that causes the per share value of shares of Common Stock to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary dividend, the number and class of securities subject to the Option and the Exercise Price shall be equitably adjusted by the Committee, such adjustment to be made in accordance with Section 409A of the Code.  In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) to prevent dilution or enlargement of rights of participants.  The decision of the Committee regarding any such adjustment shall be final, binding and conclusive.

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4.3Compliance with Applicable Law.  The Option is subject to the condition that if the listing, registration or qualification of the shares subject to the Option upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the purchase or issuance of shares hereunder, the Option may not be exercised, in whole or in part, and such shares may not be issued, unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company.  The Company agrees to use reasonable efforts to effect or obtain any such listing, registration, qualification, consent, approval or other action.

4.4Issuance or Delivery of Shares.  Upon the exercise of the Option, in whole or in part, the Company shall issue or deliver, subject to the conditions of this Agreement, the number of shares of Common Stock purchased against full payment therefor.  Such issuance shall be evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company.  The Company shall pay all original issue or transfer taxes and all fees and expenses incident to such issuance, except as otherwise provided in Section 4.1.

4.5Option Confers No Rights as Stockholder.  Optionee shall not be entitled to any privileges of ownership with respect to shares of Common Stock subject to the Option unless and until such shares are purchased and issued upon the exercise of the Option, in whole or in part, and Optionee becomes a stockholder of record with respect to such issued shares.  Optionee shall not be considered a stockholder of the Company with respect to any such shares not so purchased and issued.

4.6Option Confers No Rights to Continued Service.  In no event shall the granting of the Option or its acceptance by Optionee, or any provision of this Agreement or the Plan, give or be deemed to give Optionee any right to continued employment or other service by the Company, any Subsidiary or any affiliate of the Company or affect in any manner the right of the Company, any Subsidiary or any affiliate of the Company to terminate the employment or other service of any person at any time.

4.7Decisions of Board or Committee.  The Board or the Committee shall have the right to resolve all questions which may arise in connection with the Option or its exercise.  Any interpretation, determination or other action made or taken by the Board or the Committee regarding the Plan or this Agreement shall be final, binding and conclusive, provided that any action taken by the Board in connection with the administration of the Plan, this Agreement or the Option shall not be deemed approved by the Board unless and until such action is approved by a majority of the Non-Employee Directors.

4.8Successors.  This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and any person or persons who shall, upon the death of Optionee, acquire any rights hereunder in accordance with this Agreement or the Plan.

4.9Notices.  All notices, requests or other communications provided for in this Agreement shall be made, if to the Company, to CytomX Therapeutics, Inc., Attn: Chief Financial Officer, 151 Oyster Point Blvd., Suite 400, South San Francisco, CA 94080, and if to Optionee, to the last known mailing address of Optionee contained in the records of the Company.  All notices,

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requests or other communications provided for in this Agreement shall be made in writing either (a) by personal delivery, (b) by facsimile or electronic mail with confirmation of receipt, (c) by mailing in the United States mails or (d) by express courier service.  The notice, request or other communication shall be deemed to be received upon personal delivery, upon confirmation of receipt of facsimile or electronic mail transmission or upon receipt by the party entitled thereto if by United States mail or express courier service; provided, however, that if a notice, request or other communication sent to the Company is not received during regular business hours, it shall be deemed to be received on the next succeeding business day of the Company.

4.10Governing Law.  This Agreement, the Option and all determinations made and actions taken pursuant hereto and thereto, to the extent not governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

4.11Agreement Subject to the Plan.  This Agreement is subject to the provisions of the Plan, including Section 5.8 of the Plan with respect to a Change in Control, and shall be interpreted in accordance therewith.  In the event that the provisions of this Agreement and the Plan conflict, the Plan shall control.  The Optionee hereby acknowledges receipt of a copy of the Plan.

4.12Entire Agreement.  This Agreement and the Plan constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and the Optionee.

4.13Partial Invalidity.  The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

4.14Amendment and Waiver.  The provisions of this Agreement may be amended or waived only by the written agreement of the Company and the Optionee, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

4.15Counterparts.  The Award Notice may be executed in two counterparts, each of which shall be deemed an original and both of which together shall constitute one and the same instrument.

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